UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

FILED BY THE REGISTRANT   ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT   ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

ENVIVIO, INC.

(Name of Registrant as Specified In Its Charter)

TRISTAN PARTNERS, L.P.

TRISTAN OFFSHORE FUND, LTD.

CANNELL CAPITAL LLC

J. CARLO CANNELL

CHARLES M. GILLMAN

HOWARD MARKS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On January 16, 2015, Howard Marks issued a press release relating to Envivio, Inc. A copy of the press release is filed herewith as Exhibit 1.

Further information concerning potential participants in the potential proxy solicitation described in the press release is filed herewith as Exhibit 2.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY TRISTAN PARTNERS, L.P., TRISTAN OFFSHORE FUND, LTD., CANNELL CAPITAL LLC, J. CARLO CANNELL, CHARLES M. GILLMAN AND HOWARD MARKS FROM THE STOCKHOLDERS OF ENVIVIO, INC. FOR USE AT ITS 2015 ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF ENVIVIO, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

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Exhibit 1

Concerned Envivio Stockholders Announces Dissident Slate for 2015 Annual Meeting

SAN FRANCISCO – January 16, 2015 – Howard Marks, the spokesperson for a group known as “Concerned Envivio Stockholders” (“CES” or “we”), announces the following:

Members of CES currently own 6.75% of Envivio, Inc. (“Envivio”; Nasdaq: ENVI). CES is dedicated to maximizing stockholder value and improving corporate governance at Envivio. We welcome the opportunity to pursue these goals at Envivio’s 2015 annual meeting of stockholders (the “Annual Meeting”). We believe Envivio stockholders should be given the opportunity to vote for new directors whose interests are more fully aligned with the interests of stockholders.

We believe adding new talent to the Envivio board of directors (the “Board”) is necessary to maximize stockholder value and improve corporate governance. We believe that the incumbent Board is not sufficiently independent.

We believe that Envivio enjoys a good set of products and science. We also believe that Envivio has talented management. What Envivio lacks is a Board that can motivate employees however. A new and revitalized Board can be effective at setting up incentive systems to get the best possible results from the employees.

CES calls on the incumbent directors of the Board to refrain from taking actions adverse to the best interests of Envivio stockholder prior to the Annual Meeting. Adverse actions may include:

(i) implementing a poison pill;
(ii) delaying the Annual Meeting; or
(iii) using Envivio’s precious and dwindling cash to make acquisitions.

Howard Marks is the founder and co-chair of Start Engine, Los Angeles' largest startup accelerator.  Mr. Marks was the founder and CEO of Acclaim Games (now owned by The Walt Disney Company), and the co-Founder of Activision, Inc. and Chairman of Activision Studios (1991-1997).

In 1991, Mr. Marks and a partner transformed ailing video game giant Activision into a $14 billion market capitalization video game industry leader. He has over 30 years of experience in the technology industry.

All members of CES wish to run a simple, smooth and non-disruptive election. After the Securities and Exchange Commission (“SEC”) declares our proxy to be definitive, we will publish a detailed and lengthy presentation that explains the need for change to the Board of Envivio.  The presentation will also explain the successes the members of CES have had at technology companies similar to Envivio and the methods that the CES director nominees intend to implement to incentivize and motivate the management of Envivio to improve stockholder value.

Contact:

InvestorCom, Inc.

John Glenn Grau, (203)972-9300 ext. 11

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Exhibit 2

POTENTIAL PARTICIPANTS

The potential participants in the potential solicitation of proxies (the “Participants”) may include the following: Tristan Partners, L.P., Tristan Offshore Fund, Ltd., Cannell Capital LLC, J. Carlo Cannell, Charles M. Gillman and Howard Marks.

Tristan Partners, L.P.; Tristan Offshore Fund, Ltd.; Cannell Capital LLC and Mr. J. Carlo Cannell

Tristan Partners, L.P. (“Tristan Partners”) is a Delaware limited partnership whose principal business is investment management.

Tristan Offshore Fund, Ltd. (“Tristan Offshore” and together with Tristan Partners, the “Funds”) is a Caymans Island exempted company whose principal business is investment management.

Cannell Capital LLC (“Cannell Capital”) is a Wyoming limited liability company primarily engaged in investment management and advisory services, including on behalf of the Funds. J. Carlo Cannell is the managing member of Cannell Capital. As the managing member of Cannell Capital, Mr. Cannell may exercise voting and dispositive power over shares of common stock of Envivio, Inc. (the “Company”) held by the Funds.

Mr. J. Carlo Cannell, a U.S. citizen, is the sole managing member of Cannell Capital. The principal business office address of the Funds, Cannell Capital and Mr. Cannell is PO Box 3459, 150 East Hansen Avenue, Jackson, WY 83001-3459.

Mr. J. Carlo Cannell, through his control of the Funds and Cannell Capital, is deemed to beneficially own, in the aggregate, 1,870,097 shares of common stock, par value $.001, issued by the Company, representing approximately 6.75% of the Company’s outstanding shares (based upon 27,712,592 shares of outstanding common stock, which is the total number of shares of common stock of the Company outstanding as of December 4, 2014 reported in the Company’s Quarterly Report in Form 10-Q filed with the Securities and Exchange Commission on December 10, 2014), of which 1,247,078 shares are held directly by Tristan Partners and 623,019 shares are held directly by Tristan Offshore.

The Funds, Cannell Capital, and Mr. Cannell may participate in soliciting proxies from the stockholders of the Company.

Mr. Charles M. Gillman

Mr. Charles M. Gillman is the manager of IDWR Office, LLC, an Oklahoma limited liability company whose principal business is managing the capital of family offices.  Mr. Gillman is a U.S. citizen.  The principal business office address of Mr. Gillman and IDWR Office, LLC is 9330 South Lakewood Avenue, Tulsa, OK 74137.

Mr. Gillman holds no interest, directly or indirectly, beneficially or otherwise, in the securities of the Company. Mr. Gillman may participate in soliciting proxies from the stockholders of the Company.

Howard Marks

Mr. Howard Marks is the managing partner of Start Engine, L.L.C., a Delaware Limited Liability company that is a rapid accelerator focused on helping Los Angeles-based technology startups build a solid foundation.  Mr. Marks is a U.S. citizen.  The principal business office address of Mr. Marks and Start Engine, L.L.C. is 604 Arizona Avenue, Santa Monica, CA 90401.

Mr. Marks holds no interest, directly or indirectly, beneficially or otherwise, in the securities of the Company. Mr. Marks may participate in soliciting proxies from the stockholders of the Company.

Neither the fact of this filing nor anything contained herein shall be deemed to be an admission by any of such parties that it is the beneficial owner of any shares of common stock beneficially owned by any of the other parties, except as otherwise disclosed herein.

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